Exhibit 1.01(a)

Third Amendment to Credit Agreement

     Third Amendment to Credit Agreement, dated as of November 30, 2004 (the “Amendment”), among EaglePicher Holdings, Inc., a Delaware corporation (“Holdings”) and EaglePicher Incorporated, an Ohio corporation (the “Borrower”), the lenders party hereto (each a “Lender” and collectively, the “Lenders”) and Harris Trust and Savings Bank, as Administrative Agent (in such capacity, the “Agent”). All terms used herein which are not otherwise specifically defined herein shall have the same meaning herein as defined in the Credit Agreement as further amended hereby.

W I T N E S S E T H:

     Whereas, Holdings, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of August 7, 2003 (as heretofore amended, the “Credit Agreement”); and

     Whereas, the Borrower has requested that (i) the Fixed Charge Coverage Ratio be amended, (ii) the Leverage Ratio be amended, (iii) the Interest Expense Coverage Ratio be amended, (iv) the Investment covenant be amended, and that certain other amendments be made to the Credit Agreement; and

     Whereas, the Lenders and the Agent party hereto, are willing to so amend the Credit Agreement, subject to the terms and conditions hereinafter set forth;

     Now, therefore, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound thereby, covenant and agree as follows:

Section 1. Amendments.

     Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

     1.1. Applicable Rates. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Applicable Rate” means, for any day, with respect to any Revolving Loan or Tranche B Term Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurodollar Spread,” as the case may be for such Revolving Loan or Tranche B Term Loan, based upon the Leverage Ratio as of the most recent determination date.

				Tranche B
		Revolving Loan	Tranche B	Term Loan
	Revolving Loan	Eurodollar	Term Loan	Eurodollar
Leverage Ratio	ABR Spread	Spread	ABR Spread	Spread
Category 1	2.00%	3.00%	2.00%	3.00%
≤2.75 to 1.00
Category 2	2.25%	3.25%	2.00%	3.00%
>2.75 to 1.00 and ≤3.25 to 1.00
Category 3	2.50%	3.50%	2.00%	3.00%
>3.25 to 1.00 and ≤5.00 to 1.00
Category 4	2.75%	3.75%	2.25%	3.25%
>5.00 to 1.00

          For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 4 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

     1.2. Investments. Section 6.04(l) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          (l) other loans, advances, Guarantees and investments in an aggregate amount, as valued at cost at the time each such loan, advance, Guarantee or investment is made, not exceeding $30,000,000 in the aggregate for all such loans, advances, Guarantees or investments made from and after the Effective Date plus an amount equal to any repayments, interest, returns, profits, distributions, income and similar amounts actually received in cash in respect of such loan, advance, Guarantee or investment (which amount shall not exceed the amount of such loan, advance,

Guarantee or investment valued at cost at the time such investment was made); and

     1.3. Asset Sales. Section 6.05 of the Credit Agreement shall be amended by (i) deleting the word “and” at the end of clause (c) thereof, (ii) inserting the word “and” immediately after clause (d) and (iii) inserting into the appropriate alphabetical order a new clause (e) to read as follows:

          (e) sale of the assets within the Borrowers’ “Pharmaceutical Services Group” division;

     1.4. Interest Expense Coverage Ratio. Section 6.12 shall be amended and restated in its entirety to read as follows:

          Section 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense for any period of four consecutive fiscal quarters ending on any fiscal quarter end during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
September 1, 2004 to and including November 30, 2004	2.35 to 1.00
December 1, 2004 to and including February 28, 2005	2.25 to 1.00
March 1, 2005 to and including May 31, 2005	1.95 to 1.00
June 1, 2005 to and including August 31, 2005	2.05 to 1.00
September 1, 2005 to and including November 30, 2005	2.05 to 1.00
December 1, 2005 to and including February 28, 2006	2.10 to 1.00
March 1, 2006 to and including May 31, 2006	2.10 to 1.00
June 1, 2006 to and including August 31, 2006	2.15 to 1.00
September 1, 2006 to and including November 30, 2006	2.20 to 1.00
December 1, 2006 and thereafter	2.25 to 1.00

     1.5. Leverage Ratio. Section 6.13 of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

          Section 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any fiscal quarter end during any period set forth below to exceed the ratio set forth opposite such period:

Period	Ratio
September 1, 2004 to and including November 30, 2004	5.00 to 1.00
December 1, 2004 to and including February 28, 2005	5.50 to 1.00
March 1, 2005 to and including May 31, 2005	6.25 to 1.00
June 1, 2005 to and including August 31, 2005	5.75 to 1.00
September 1, 2005 to and including November 30, 2005	5.50 to 1.00
December 1, 2005 to and including February 28, 2006	5.25 to 1.00
March 1, 2006 to and including May 31, 2006	5.25 to 1.00
June 1, 2006 to and including August 31, 2006	5.00 to 1.00
September 1, 2006 to and including November 30, 2006	4.75 to 1.00
December 1, 2006 to and including August 31, 2007	4.75 to 1.00
September 1, 2007 and thereafter	4.25 to 1.00

     1.6. Fixed Charge Coverage Ratio. Section 6.14 of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

          Section 6.14. Fixed Charge Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA minus Capital Expenditures to (b) Consolidated Fixed Charges, in each case for any period of four consecutive fiscal quarters ending on any fiscal quarter end during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
September 1, 2004 to and including November 30, 2004	1.00 to 1.00
December 1, 2004 to and including February 28, 2005	0.85 to 1.00
March 1, 2005 to and including May 31, 2005	0.65 to 1.00
June 1, 2005 to and including August 31, 2005	0.85 to 1.00
September 1, 2005 to and including November 30, 2005	0.85 to 1.00
December 1, 2005 to and including February 28, 2006	0.95 to 1.00
March 1, 2006 to and including May 31, 2006	1.00 to 1.00
June 1, 2006 to and including August 31, 2006	1.05 to 1.00
September 1, 2006 to and including November 30, 2006	1.10 to 1.00
December 1, 2006 to and including August 31, 2007	1.10 to 1.00
September 1, 2007 and thereafter	1.25 to 1.00

Section 2. Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          2.1. The Borrower, the Agent and Required Lenders shall have executed and delivered this Amendment and all Lenders executing this Amendment by 5:00 p.m. EST on Thursday, December 9, 2004 shall receive a fee equal to .25% of their Commitments.

          2.2. The Agent shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment to the extent the Agent or its counsel may reasonably request.

          2.3. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Agent and its counsel.

Section 3. Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof the representations and warranties set forth in Article III of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 3.04 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Agent) and the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4. Miscellaneous.

     4.1. The Borrower heretofore executed and delivered to the Agent the Collateral Agreement and certain other collateral documents. The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Collateral Agreement continues to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Agreement and the rights and remedies of the Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

     4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

     4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of New York.

[Signature Page to Follow]

     In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EaglePicher Holdings, Inc.

By

Name:
Title:

EaglePicher Incorporated

By

Name:

Title:

Harris Trust and Savings bank, individually and as Agent

By

Name:

Title:

ABN AMRO Bank N.V.

By

Name:

Title:

By

Name:

Title:

UBS AG, Stamford Branch

By

Name:

Title:

By

Name:

Title:

General Electric Capital Corporation

By

Name:

Title:

Bank One, NA, with its main office in Chicago, Illinois

By

Name:

Title:

PNC Bank, National Association

By

Name:

Title:

Provident Bank

By

Name:

Title:

Credit Industrial Et Commercial

By

Name:

Title:

RZB Finance LLC, Connecticut Office

By

Name:

Title:

By

Name:

Title:

Classic Cayman B.D. Limited

By
Name

Title

Union Square CDO Ltd.

By
Name

Title

Amara-I Finance, Ltd.

By
Name

Title

Amara 2 Finance, Ltd.

By
Name

Title

Clydesdale CLO 2004 Ltd.

By
Name

Title

Clydesdale Strategic CLO 1, Ltd.

By
Name

Title

Forest Creek CLO, Ltd.

By
Name

Title

Rosemont CLO, Ltd.

By
Name

Title

Bryn Mawr CLO, Ltd.

By
Name

Title

Sequils-Cumberland I, Ltd.

By
Name

Title

Long Grove CLO, Ltd.

By
Name

Title

Muirfield Trading LLC

By
Name

Title

Gulf Stream-Compass CLO 2003-1, Ltd.

By
Name

Title

Apex (Trimaran) CDO 1, LTD.

By
Name

Title

Denali Capital CLO IV, Ltd.

By
Name

Title

Denali Capital CLO I, Ltd.

By
Name

Title

Denali Capital CLO III, Ltd.

By
Name

Title

Mountain Capital CLO II Ltd.

By
Name

Title

Clydesdale CLO 2003 Ltd.

By
Name

Title

Clydesdale CLO 2001-1 Ltd.

By
Name

Title

Nomura Bond & Loan Fund

By
Name

Title

Cypresstree International Loan Holding Company Limited

By
Name

Title

Hewett’S Island CDO, Ltd.

By
Name

Title

Putnam Variable Trust-Pvt High Yield Fund

By
Name

Title

Putnam Diversified Income Trust

By
Name

Title

Putnam High Yield Advantage Fund

By
Name

Title

Putnam High Yield Trust

By
Name

Title

Putnam Variable Trust-Pvt Diversified Income Fund

By
Name

Title

Putnam Premier Income Trust

By
Name

Title

Putnam Master Intermediate Income Trust

By
Name

Title

Putnam Master Income Trust

By
Name

Title

Franklin CLO IV, Limited

By
Name

Title

Franklin Floating Rate Master Series

By
Name

Title

Franklin Floating Rate Daily Access Fund

By
Name

Title

Van Kampen Senior Loan Fund

By
Name

Title

Van Kampen Senior Income Trust

By
Name

Title

Callidus Debt Partners CLO Fund II Ltd.

By
Name

Title

Nuveen Senior Income Fund

By
Name

Title

Archimedes Funding IV (Cayman), Ltd.

By
Name

Title

Endurance CLO I, Ltd.

By
Name

Title

Ing-Oryx CLO, Ltd.

By
Name

Title

Sequils-Ing I (HBDGM), LTD.

By
Name

Title

Foothill Income Trust II, L.P.

By
Name

Title

Magnetite V CLO, Limited

By
Name

Title

Magnetite IV CLO, Ltd.

By
Name

Title

Blackrock Limited Duration Income Trust

By
Name

Title

Landmark III CDO Limited

By
Name

Title

CSAM Funding III

By
Name

Title

Inner Harbor CBO 2001-1 Ltd.

By
Name

Title

Allstate Life Insurance Company

By
Name

Title

AIMCO CLO Series 2001-A

By
Name

Title

AIMCO CLO Series 2000-A

By
Name

Title

Canadian Imperial Bank Of Commerce

By
Name

Title

Emerald Orchard Limited

By
Name

Title

AMMC CDO II, Limited

By
Name

Title

AMMC CDO I, Limited

By
Name

Title

Denali Capital CLO II, Ltd.

By
Name

Title

Nuveen Diversified Dividend And Income Fund

By
Name

Title

Nemean CLO, Ltd.

By
Name

Title

Fifth Third Bank

By
Name

Title

Archimedes Funding III, Ltd.

By
Name

Title